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Exhibit T3E2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re	)	Chapter 11
)
FANNIE MAY HOLDINGS, INC. and	)
ARCHIBALD CANDY CORPORATION	)	Case No. 02-11719(RB)
)
	)	Jointly Administered
Debtors.	)

NOTICE OF (1) APPROVAL OF FIRST AMENDED DISCLOSURE STATEMENT,
(2) HEARING TO CONSIDER CONFIRMATION OF DEBTORS' JOINT PLAN OF
REORGANIZATION AND (3) DEADLINE TO FILE OBJECTIONS TO
CONFIRMATION OF THE PLAN

TO:
HOLDERS OF CLASS 3 SECURED CLAIMS, CLASS 4 CONVENIENCE CLASS CLAIMS, CLASS 5A GENERAL UNSECURED CLAIMS AND CLASS 5B CLAIMS OF SENIOR NOTEHOLDERS AND CLASS 5A CLAIM WHO HAVE ELECTED TREATMENT AS CLASS 5B CLAIMS

        PLEASE TAKE NOTICE THAT YOUR VOTE IS BEING SOLICITED IN CONNECTION WITH THE DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION (THE "PLAN"). YOU SHOULD CAREFULLY REVIEW THE MATERIAL SET FORTH IN THE FIRST AMENDED DISCLOSURE STATEMENT ENCLOSED HEREWITH (AND IN THE EXHIBITS ATTACHED THERETO) IN ORDER TO MAKE AN INDEPENDENT DETERMINATION AS TO WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN. THE DEBTORS AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.

Approval of Disclosure Statement

        PLEASE TAKE NOTICE that on August 7, 2002, the United States Bankruptcy Court for the District of Delaware approved the Debtors' First Amended Disclosure Statement (as amended, the "Disclosure Statement"), with respect to the Debtors' First Amended Joint Plan of Reorganization (as amended, the "Plan"), as containing "adequate information" in accordance with Section 1125 of the Bankruptcy Code.

Confirmation Hearing

        PLEASE TAKE FURTHER NOTICE that on September 24, 2002 at 2:00 p.m., C.T., or as soon thereafter as counsel can be heard, before the Honorable Ronald Barliant, Bankruptcy Judge for United Stated Bankruptcy Court for the District of Delaware at 219 South Dearborn Street, Courtroom 742, Chicago, Illinois 60604, a hearing shall be held to consider entry of an order confirming the Plan (the "Confirmation Hearing"). In addition, any parties wishing to attend the Confirmation Hearing by videoconference in Wilmington, Delaware may contact counsel to make such arrangements. The Confirmation Hearing may be adjourned from time to time without further notice to creditors or parties-in-interest other than by an announcement of the adjourned date at the Confirmation Hearing.

        PLEASE TAKE FURTHER NOTICE that the Debtors reserve the right to amend or modify the Plan as provided therein or otherwise pursuant to the Bankruptcy Code and Federal Rules of Bankruptcy Procedure.

Plan Treatment of Claims and Interests

        PLEASE TAKE FURTHER NOTICE that the Plan proposes to modify the rights of certain creditors and equity securities holders of the Debtors.

Entitlement to Vote on the Plan

        PLEASE TAKE FURTHER NOTICE that in accordance with the terms of the Plan and the Bankruptcy Code, holders of claims against the Debtors that are impaired by the Plan are entitled to vote on the Plan. Claims that are unimpaired by the Plan are not entitled to vote on the Plan.

Deadline for Voting on the Plan

        PLEASE TAKE FURTHER NOTICE that, the Court established September 16, 2002 at 5:00 p.m. Eastern Time (the "Voting Deadline") as the deadline by which ballots accepting or rejecting the Plan must be received. To be counted, your ballot (which is enclosed herewith) must actually be received on or before the Voting Deadline by:

  Robert L. Berger & Associates, L.L.C.
  Fannie May Holdings/Archibald Candy Corporation
  PMB 1031
  10351 Santa Monica Blvd., Suite 101A
  Los Angeles, California 90025

Estimation of Claims for Voting Purposes

        PLEASE TAKE FURTHER NOTICE that for purposes of voting on the Plan, with respect to all creditors, the amount of a claim used to tabulate acceptance or rejection of the Plan shall be either: (a) the claim amount listed in the Debtors' schedules of liabilities, provided that (i) such claim is not scheduled as contingent, unliquidated, undetermined or disputed and (ii) no proof of claim has been timely filed (or otherwise deemed timely filed by the Court under applicable law); (b) the liquidated amount specified in a proof of claim timely filed with the Court or Robert L. Berger & Associates, L.L.C. (or otherwise deemed timely filed by the Court under applicable law) to the extent the proof of claim is not the subject of an objection (or, if such claim has been resolved pursuant to a stipulation or order entered by the Bankruptcy Court, the amount set forth in such stipulation or order); or (c) the amount temporarily allowed by the Court for voting purposes pursuant to Bankruptcy Rule 3018(a) after a motion is brought, notice is provided and a hearing is held prior to the Confirmation Hearing.

        PLEASE TAKE FURTHER NOTICE that if a creditor casts a ballot, the creditor has timely filed a proof of claim (or has otherwise had such proof of claim deemed timely filed by the Court under applicable law) and the creditor's claim is the subject of an objection to claim filed before the Voting Deadline, that creditor's ballot shall not be counted, unless temporarily allowed by the Court for voting purposes, pursuant to Bankruptcy Rule 3018(a), after a motion is brought by any such creditor, notice is provided and a hearing is held prior to the Confirmation Hearing. Notwithstanding the above and in the absence of a Bankruptcy Rule 3018(a) motion, if an objection to a claim has requested that such claim be reclassified and/or allowed in a fixed, reduced amount, such claim holder's ballot shall be counted to the extent of such requested amount and in the requested category.

        PLEASE TAKE FURTHER NOTICE that all ballots cast by alleged creditors whose claims (a) are not listed on the Debtors' schedule of liabilities or (b) are listed as disputed on the Debtors' schedule of liabilities, but who have timely filed proofs of claim in unliquidated or unknown amounts that are not the subject of an objection filed before the commencement of the Confirmation Hearing, will have their ballots counted towards satisfying the numerosity requirement of section 1126(c) of the

2

Bankruptcy Code, but will not have their ballots counted towards satisfying the aggregate claim amount requirements of that section.

Releases Sought

        PLEASE TAKE FURTHER NOTICE that the Plan contains the following release provisions applicable to the parties set forth therein:

          Releases. On the Effective Date, Reorganized Archibald and Holdings, on their own behalf and as representatives of the Debtors' Estates, in consideration of services rendered in the Chapter 11 Cases and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, shall be deemed to have waived, released and discharged all claims, obligations, rights, causes of action and liabilities, including derivative claims, whether based in tort, fraud, contract or otherwise, known or unknown, which they possessed, possess or may possess prior to the Effective Date and whether arising before or after the Petition Date against the Debtors, the Estates, Archibald (Canada), each of the DIP Agent, DIP Lenders, the Committee, the Senior Secured Noteholders, holders of the Old Junior Preferred Stock, holders of the Old Senior Preferred Stock and holders of Old Common Stock and the directors, officers, employees, agents, affiliates, representatives, attorneys, professional advisors, successors and assigns of any of the foregoing who served in such capacities after the Petition Date (collectively, the "Third Party Releasees"), provided, however, that the release of each holder of the Old Junior Preferred Stock, each holder of the Old Senior Preferred Stock and each holder of the Old Common Stock, and their respective directors, officers, employees, agents, affiliates, representatives, attorneys, professional advisors, successors and assigns shall be contingent upon the receipt by the Company and the Senior Secured Noteholders, and their respective directors, officers, employees, agents, affiliates, representatives, attorneys, professional advisors, successors and assigns, of an equivalent release from such holder of the Old Junior Preferred Stock, the Old Senior Preferred Stock or the Old Common Stock.

          Injunction of Claims Against, And Covenant Not to Sue, Third Party Releasees. Pursuant to section 105 of the Bankruptcy Code, each holder of a Claim who votes in favor of this Plan or who accepts any distributions pursuant to the Plan shall be deemed to have unconditionally released the Third Party Releasees from and covenanted not to sue the Third Party Releasees with respect to, and be permanently enjoined from initiating or continuing, any claim, action, employment of process, or any act to collect, offset, or recover any claim against any Third Party Releasee, known or unknown, which accrued on or prior to the Effective Date and whether arising before or after the Petition Date, provided, that the foregoing release shall not apply to any action or omission that constitutes actual fraud or criminal behavior, and provided further that the release of holders of Old Junior Preferred Stock, holders of Old Senior Preferred Stock and holders of the Old Common Stock, and their respective directors, officers, employees, agents, affiliates, representatives, attorneys, professional advisors, successors and assigns, shall be contingent on such holder's delivery of a release and covenant not to sue with respect to any claim, action, employment of process, or any act to collect, offset or recover any claim against the Company or the Senior Secured Noteholders, or their respective directors, officers, employees, agents, affiliates, representatives, attorneys, professional advisors, successors and assigns, known or unknown, which accrued on or prior to the Effective Date and whether arising before or after the Petition Date.

Deadline for Objections to Confirmation of the Plan

        PLEASE TAKE FURTHER NOTICE that any objections to confirmation of the Plan, including any supporting memoranda, shall (a) be in writing, (b) comply with the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules of this Court, (c) set forth the names of the objector and

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the nature and amount of any claim or interest alleged by such objector against the Debtors' estates or properties, (d) state with particularity the legal and factual basis for such objection, (e) be filed with the Clerk of the United States Bankruptcy Court for the District of Delaware, 5th Floor, 824 Market Street, Wilmington, Delaware 19801 with a copy thereof served, by hand or by overnight delivery service, upon: (i) Young Conaway Stargatt & Taylor, LLP, The Brandywine Building, 1000 West Street, 17th Floor, Wilmington, DE 19899-0391, Attn: Pauline K. Morgan, Esq. and M. Blake Cleary, Esq., co-counsel to the Debtors; (ii) Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois, 10017, Attn.: Matthew Botica, Esq. and Daniel J. McGuire, Esq., co-counsel to the Debtors; (iii) Ropes & Gray, One International Place, Boston, MA 02110, Attn.: Don A. DeAmicis, Esq., co-counsel to the Official Committee of Unsecured Creditors; (iv) Saul Ewing LLP, 222 Delaware Avenue, Suite 1200, Wilmington, DE 19801, Attn.: Mark Minuti, Esq., co-counsel to Official Committee of Unsecured Creditors; and (v) Office of the United States Trustee, J. Caleb Boggs Federal Building, 844 N. King Street, Wilmington, DE 19801, Attn: Don A. Beskrone, Esq., such that all objections are received no later than 4:00 p.m., E.T., on September 16, 2002 (the "Objection Deadline"). Any objection not filed and served by the Objection Deadline will be deemed waived and will not be considered by this Court.

Copies of the Plan and Disclosure Statement

        PLEASE TAKE FURTHER NOTICE that the Disclosure Statement and the Plan are on file with the Clerk of the Bankruptcy Court for the District of Delaware, and may be examined by any interested party at the Clerk's office at any time during regular business hours, or a copy thereof may be obtained by visiting the Bankruptcy Court's website at www.deb.uscourts.gov or submitting a written

4

request for such documents, which shall include the name of the requesting party and the nature of such party's claim against or interest in the Debtors, to:

By Overnight or Hand Delivery or Mail:	Robert L. Berger & Associates, L.L.C. Fannie May Holdings/Archibald Candy Corporation PMB 1031 10351 Santa Monica Blvd., Suite 101A Los Angeles, California 90025
Dated: August 12, 2002
Wilmington, Delaware
YOUNG CONAWAY STARGATT & TAYLOR, LLP

/s/  PAULINE K. MORGAN
Pauline K. Morgan (No. 3650)
M. Blake Cleary (No. 3614)
The Brandywine Building
1000 West Street, 17th Floor
P.O. Box 391
Wilmington, Delaware 19899-0391
Telephone: (302) 571-6600
Facsimile: (302) 571-1253
-and-
WINSTON & STRAWN Matthew J. Botica Daniel J. McGuire 35 West Wacker Drive Chicago, Illinois 60601-9703 Telephone: (312) 558-5600 Facsimile: (312) 558-5700
Attorneys for Debtors and Debtors in Possession

5

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re	)	Chapter 11
)
FANNIE MAY HOLDINGS, INC. and	)
ARCHIBALD CANDY CORPORATION	)	Case No. 02-11719(RB)
)
	)	Jointly Administered
Debtors.	)

NOTICE OF (1) APPROVAL OF DISCLOSURE STATEMENT, (2) HEARING
TO CONSIDER CONFIRMATION OF DEBTORS' FIRST AMENDED JOINT PLAN OF
REORGANIZATION AND (3) DEADLINE TO FILE OBJECTIONS TO
CONFIRMATION OF THE PLAN

TO:
ALL HOLDERS OF UNCLASSIFIED ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS, DIP FACILITY CLAIMS, CLASS 1 PRIORITY CLAIMS, AND CLASS 2 MISCELLANEOUS SECURED CLAIMS, CLASS 6 INTERCOMPANY CLAIMS, CLASS 7 SENIOR PREFERRED STOCK INTERESTS, CLASS 8 JUNIOR PREFERRED STOCK INTERESTS AND CLASS 9 COMMON STOCK

Approval of Disclosure Statement

        PLEASE TAKE NOTICE that on August 7, 2002, the United States Bankruptcy Court for the District of Delaware approved the Debtors' First Amended Disclosure Statement (as amended, the "Disclosure Statement"), with respect to the Debtors' First Amended Joint Plan of Reorganization (as amended, the "Plan"), as containing "adequate information" in accordance with Section 1125 of the Bankruptcy Code.

Confirmation Hearing

        PLEASE TAKE FURTHER NOTICE that on September 24, 2002 at 2:00 p.m., C.T., or as soon thereafter as counsel can be heard, before the Honorable Ronald Barliant, United States Bankruptcy Judge for the District of Delaware, at 219 South Dearborn Street, Courtroom 742, Chicago, Illinois 60604, a hearing shall be held to consider entry of an order confirming the Plan (the "Confirmation Hearing"). In addition, any parties wishing to attend the Confirmation Hearing by videoconference in Wilmington, Delaware may contact counsel to make such arrangements. The Confirmation Hearing may be adjourned from time to time without further notice to creditors or parties-in-interest other than by an announcement of the adjourned date at the Confirmation Hearing.

        PLEASE TAKE FURTHER NOTICE, that the Debtors reserve the right to amend or modify the Plan as provided therein or otherwise pursuant to the Bankruptcy Code and Federal Rules of Bankruptcy Procedure.

Plan Treatment of Claims and Interests

        PLEASE TAKE FURTHER NOTICE that the Plan proposes to modify the rights of certain creditors and equity securities holders of the Debtors.

Entitlement to Vote on the Plan

        PLEASE TAKE FURTHER NOTICE that in accordance with the terms of the Plan and the Bankruptcy Code, holders of claims against the Debtors that are impaired by the Plan are entitled to vote on the Plan. Unclassified Administrative Claims, Priority Tax Claims, DIP Facility Claims, Class 1 Priority Claims, and Class 2 Miscellaneous Secured Claims are unimpaired by the Plan, are deemed to accept the Plan and are not entitled to vote on the Plan. Class 6 Intercompany Claims, Class 7 Senior Preferred Stock Interests, Class 8 Junior Preferred Stock Interests or Class 9 Common Stock Interests are impaired by the Plan, are deemed to reject the Plan and are not entitled to vote on the Plan. You have been sent this notice because you are a holder of a claim that is not entitled to vote on the Plan.

Summary of Plan Treatment of Claims and Interests

        Unclassified Administrative Claims—Except to the extent the holder of an Allowed Administrative Claim agrees otherwise, each holder of an Allowed Administrative Claim shall be paid in respect of such Allowed Claim (a) the full amount thereof, without interest, in Cash, on the tenth (10th) Business Day following the later of (i) the Effective Date, and (ii) the date on which such Claim becomes an Allowed Claim, (b) according to the ordinary business terms agreed by, and in the ordinary course of business of, the Debtors, or (c) upon other agreed terms.

        Unclassified Priority Tax Claims—Each holder of an Allowed Priority Tax Claim shall receive, in respect of such Allowed Claim, at the option of Reorganized Archibald, either (a) the full amount thereof, without post-petition interest or penalty, in Cash, as soon as practicable after the tenth (10th) Business Day following the later of (i) the Effective Date, and (ii) the date on which such Claim becomes an Allowed Claim or paid upon other agreed terms, or (b) a promissory note payable by Reorganized Archibald in a principal amount equal to the amount of such Allowed Priority Tax Claim on which interest shall accrue from and after the Effective Date at the rate of 6% or such higher or lower rate as is determined by the Bankruptcy Court to be appropriate under Section 1129(a)(9)(C) of the Bankruptcy Code and shall be paid semi-annually in arrears; the principal amount of the promissory note shall be paid in full on a date or dates six (6) years after the date of assessment of such Allowed Priority Tax Claim.

        Unclassified DIP Facility Claims—Allowed DIP Facility Claims against the Debtors shall be paid: (a) on the Effective Date in Cash in an amount equal to the Allowed amount of such Claims; or (b) on such other terms as may be mutually agreed upon among the holders of the DIP Facility Claims and the Debtors.

        Class 1 Priority Claims—Payment in full in Cash shall be made to the holders of Allowed Class 1 Claims (a) as soon as practicable after the tenth (10th) Business Day following the later of (i) the Effective Date, and (ii) the date on which such Claim becomes an Allowed Claim, (b) paid upon other agreed terms or (c) in the case of employee benefits not yet payable), in accordance with the Debtors' employee benefits policies.

        Class 2 Miscellaneous Secured Claims—To the extent there are any Allowed Class 2 Claims, at the option of the Debtors, either (i) the legal, equitable and contractual rights to which such Claim entitles the holder thereof shall be left unaltered, (ii) the Claim shall be left unimpaired in the manner described in section 1124(2) of the Bankruptcy Code, (iii) the holder of such Claim shall receive or retain the Collateral securing such Claim, or (iv) the holder of such Claim shall receive such other treatment as may be agreed upon in writing between the holder and the Debtors. Any deficiency amount relating to a Miscellaneous Secured Claim shall be treated as a Class 5A General Unsecured Claim.

        Class 3 Secured Claims of Senior Secured Noteholders—The holders of Allowed Class 3 Claims shall receive in respect of such Claims their Pro Rata shares of $50,000,000 of the New Subordinated Notes on the Effective Date or as soon thereafter as practicable.

        Class 4 Convenience Class of General Unsecured Claims—All Allowed Class 4 Claims shall be paid in cash in an amount equal to 80% of the principal amount of such holder's Allowed Claims (where applicable, as reduced) on the Effective Date or as soon thereafter as practicable.

        Class 5A General Unsecured Claims against the Debtors—The holders of Class 5A Claims shall receive their Pro Rata share of $1,200,000 in Cash, in an amount not to exceed 30% of such holder's Allowed Claim or such holder may elect the treatment provided to holders of Class 5B Claims. Payments in Cash to holders of Allowed Class 5A Claims will be made on the Effective Date or as soon thereafter as practicable.

        Class 5B General Unsecured Claims of the Senior Secured Noteholders and Class 5A Claimants who have elected Class 5B Treatment—The holders of Class 5B Claims shall receive on account of their Allowed Claim, their Pro Rata share of 100% of the New Common Stock of Reorganized Archibald (on a fully diluted basis, except with respect to the dilution described in Section 6.4 of the Plan) issued on the Effective Date or as soon thereafter as practicable.

        Class 6 Intercompany Claims—The holders of Class 6 Claims shall receive no distribution on account of such Claims.

        Class 7 Senior Preferred Stock Interests—The holders of Class 7 Senior Preferred Stock Interests shall receive no distribution. On the Effective Date, all Class 7 Senior Preferred Stock Interests shall be deemed canceled, null and void and of no force and effect.

        Class 8 Junior Preferred Stock Interests—The holders of Class 8 Junior Preferred Stock Interests shall receive no distribution. On the Effective Date, all Class 8 Junior Preferred Stock Interests shall be deemed canceled, null and void and of no force and effect.

        Class 9 Common Stock Interests—The holders of Class 9 Common Stock Interests shall receive no distribution. On the Effective Date, all Class 9 Common Stock Interests shall be deemed canceled, null and void and of no force and effect.

Estimation of Claims for Voting Purposes

        PLEASE TAKE FURTHER NOTICE that for purposes of voting on the Plan, with respect to all creditors, the amount of a claim used to tabulate acceptance or rejection of the Plan shall be either: (a) the claim amount listed in the Debtors' schedules of liabilities, provided that (i) such claim is not scheduled as contingent, unliquidated, undetermined or disputed and (ii) no proof of claim has been timely filed (or otherwise deemed timely filed by the Court under applicable law); (b) the liquidated amount specified in a proof of claim timely filed with the Court or Robert L. Berger & Associates, L.L.C. (or otherwise deemed timely filed by the Court under applicable law) to the extent the proof of claim is not the subject of an objection (or, if such claim has been resolved pursuant to a stipulation or order entered by the Bankruptcy Court, the amount set forth in such stipulation or order); or (c) the amount temporarily allowed by the Court for voting purposes pursuant to Bankruptcy Rule 3018(a) after a motion is brought, notice is provided and a hearing is held prior to the Confirmation Hearing.

        PLEASE TAKE FURTHER NOTICE that if a creditor casts a ballot, the creditor has timely filed a proof of claim (or has otherwise had such proof of claim deemed timely filed by the Court under applicable law) and the creditor's claim is the subject of an objection to claim filed before the Voting Deadline, that creditor's ballot shall not be counted, unless temporarily allowed by the Court for voting purposes, pursuant to Bankruptcy Rule 3018(a), after a motion is brought by any such creditor, notice is provided and a hearing is held prior to the Confirmation Hearing. Notwithstanding the above and in the absence of a Bankruptcy Rule 3018(a) motion, if an objection to a claim has requested that such claim be reclassified and/or allowed in a fixed, reduced amount, such claim holder's ballot shall be counted to the extent of such requested amount and in the requested category.

        PLEASE TAKE FURTHER NOTICE that all ballots cast by alleged creditors whose claims (a) are not listed on the Debtors' schedule of liabilities or (b) are listed as disputed on the Debtors' schedule of liabilities, but who have timely filed proofs of claim in unliquidated or unknown amounts that are not the subject of an objection filed before the commencement of the Confirmation Hearing, will have their ballots counted towards satisfying the numerosity requirement of section 1126(c) of the Bankruptcy Code, but will not have their ballots counted towards satisfying the aggregate claim amount requirements of that section.

Releases Sought

        PLEASE TAKE FURTHER NOTICE that the Plan contains the following release provision applicable to the parties set forth therein:

          Releases. On the Effective Date, Reorganized Archibald and Holdings, on their own behalf and as representatives of the Debtors' Estates, in consideration of services rendered in the Chapter 11 Cases and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, shall be deemed to have waived, released and discharged all claims, obligations, rights, causes of action and liabilities, including derivative claims, whether based in tort, fraud, contract or otherwise, known or unknown, which they possessed, possess or may possess prior to the Effective Date and whether arising before or after the Petition Date against the Debtors, the Estates, Archibald (Canada), each of the DIP Agent, DIP Lenders, the Committee, the Senior Secured Noteholders, holders of the Old Junior Preferred Stock, holders of the Old Senior Preferred Stock and holders of Old Common Stock and the directors, officers, employees, agents, affiliates, representatives, attorneys, professional advisors, successors and assigns of any of the foregoing who served in such capacities after the Petition Date (collectively, the "Third Party Releasees"), provided, however, that the release of each holder of the Old Junior Preferred Stock, each holder of the Old Senior Preferred Stock and each holder of the Old Common Stock, and their respective directors, officers, employees, agents, affiliates, representatives, attorneys, professional advisors, successors and assigns shall be contingent upon the receipt by the Company and the Senior Secured Noteholders, and their respective directors, officers, employees, agents, affiliates, representatives, attorneys, professional advisors, successors and assigns, of an equivalent release from such holder of the Old Junior Preferred Stock, the Old Senior Preferred Stock or the Old Common Stock.

          Injunction of Claims Against, And Covenant Not to Sue, Third Party Releasees. Pursuant to section 105 of the Bankruptcy Code, each holder of a Claim who votes in favor of this Plan or who accepts any distributions pursuant to the Plan shall be deemed to have unconditionally released the Third Party Releasees from and covenanted not to sue the Third Party Releasees with respect to, and be permanently enjoined from initiating or continuing, any claim, action, employment of process, or any act to collect, offset, or recover any claim against any Third Party Releasee, known or unknown, which accrued on or prior to the Effective Date and whether arising before or after the Petition Date, provided, that the foregoing release shall not apply to any action or omission that constitutes actual fraud or criminal behavior, and provided further that the release of holders of Old Junior Preferred Stock, holders of Old Senior Preferred Stock and holders of the Old Common Stock, and their respective directors, officers, employees, agents, affiliates, representatives, attorneys, professional advisors, successors and assigns, shall be contingent on such holder's delivery of a release and covenant not to sue with respect to any claim, action, employment of process, or any act to collect, offset or recover any claim against the Company or the Senior Secured Noteholders, or their respective directors, officers, employees, agents, affiliates, representatives, attorneys, professional advisors, successors and assigns, known or unknown, which accrued on or prior to the Effective Date and whether arising before or after the Petition Date.

Deadline for Objections to Confirmation of the Plan

        PLEASE TAKE FURTHER NOTICE that any objections to confirmation of the Plan, including any supporting memoranda, shall (a) be in writing, (b) comply with the Federal Rules of Bankruptcy

Procedure and the Local Bankruptcy Rules of this Court, (c) set forth the names of the objector and the nature and amount of any claim or interest alleged by such objector against the Debtors' estates or properties, (d) state with particularity the legal and factual basis for such objection, (e) be filed with the Clerk of the United States Bankruptcy Court for the District of Delaware, 5th Floor, 824 Market Street, Wilmington, Delaware 19801 with a copy thereof served, by hand or by overnight delivery service, upon: (i) Young Conaway Stargatt & Taylor, LLP, The Brandywine Building, 1000 West Street, 17th Floor, Wilmington, DE 19899-0391, Attn: Pauline K. Morgan, Esq. and M. Blake Cleary, Esq., co-counsel to the Debtors; (ii) Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois, 10017, Attn.: Matthew Botica, Esq. and Daniel J. McGuire, Esq., co-counsel to the Debtors; (iii) Ropes & Gray, One International Place, Boston, MA 02110, Attn.: Don A. DeAmicis, Esq., co-counsel to the Official Committee of Unsecured Creditors; (iv) Saul Ewing LLP, 222 Delaware Avenue, Suite 1200, Wilmington, DE 19801, Attn.: Mark Minuti, Esq., co-counsel to Official Committee of Unsecured Creditors; and (v) Office of the United States Trustee, J. Caleb Boggs Federal Building, 844 N. King Street, Wilmington, DE 19801, Attn: Don A. Beskrone, Esq., such that all objections are received no later than 4:00 p.m., E.T., on September 16, 2002 (the "Objection Deadline"). Any objection not filed and served by the Objection Deadline will be deemed waived and will not be considered by this Court.

Copies of the Plan and Disclosure Statement

        PLEASE TAKE FURTHER NOTICE that the Disclosure Statement and the Plan are on file with the Clerk of the Bankruptcy Court for the District of Delaware, and may be examined by any interested party at the Clerk's office at any time during regular business hours, or a copy thereof may be obtained by visiting the Bankruptcy Court's website at www.deb.uscourts.gov or submitting a written request for such documents, which shall include the name of the requesting party and the nature of such party's claim against or interest in the Debtors, to:

By Overnight or Hand Delivery or Mail:	Robert L. Berger & Associates, L.L.C. Fannie May Holdings/Archibald Candy Corporation PMB 1031 10351 Santa Monica Blvd., Suite 101A Los Angeles, California 90025
Dated: August 12, 2002
Wilmington, Delaware
YOUNG CONAWAY STARGATT & TAYLOR, LLP

/s/  PAULINE K. MORGAN
Pauline K. Morgan (No. 3650)
M. Blake Cleary (No. 3614)
The Brandywine Building
1000 West Street, 17th Floor
Wilmington, Delaware 19899-0391
Telephone: (302) 571-6600
Facsimile: (302) 571-1253
-and-
WINSTON & STRAWN Matthew J. Botica Daniel J. McGuire 35 West Wacker Drive Chicago, Illinois 60601-9703 Telephone: (312) 558-5600 Facsimile: (312) 558-5700
Attorneys for Debtors and Debtors in Possession

QuickLinks

  Exhibit T3E2
IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE
Approval of Disclosure Statement
Confirmation Hearing
Plan Treatment of Claims and Interests
Entitlement to Vote on the Plan
Deadline for Voting on the Plan
Estimation of Claims for Voting Purposes
Releases Sought
Deadline for Objections to Confirmation of the Plan
Copies of the Plan and Disclosure Statement
IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE
Approval of Disclosure Statement
Confirmation Hearing
Plan Treatment of Claims and Interests
Entitlement to Vote on the Plan
Summary of Plan Treatment of Claims and Interests
Estimation of Claims for Voting Purposes
Releases Sought
Deadline for Objections to Confirmation of the Plan
Copies of the Plan and Disclosure Statement